                                                                   Exhibit 10.12

                                               As of May 1, 2000

NETFLIX, Inc.
970 University Avenue
Suite 100
Los Gatos, CA 95032-7606
Attn: Ted Sarandos, Vice President, Content Acquisition



        This letter agreement ("Agreement") sets forth the terms of the
                                ---------
agreement between Netflix ("Netflix") and Columbia TriStar Home Entertainment,
                            -------
Inc. ("CTHE") (formerly known as Columbia TriStar Home Video) in connection with
       ----
Netflix's ordering of certain "DVDs" (as such term is defined below) pursuant to the terms hereof solely for the purposes of renting such DVDs to consumers pursuant to Netflix's rental-by-mail business, and in connection therewith, Netflix's and CTHE's participation in a "Revenue Sharing Program" (as defined below) for the "Rental Pictures" (as defined below) covered by this Agreement.

A.      CONDITIONS PRECEDENT: All of CTHE's obligations under this Agreement are
        --------------------
subject to the satisfaction of the following conditions precedent ("Conditions
                                                                    ----------
Precedent"):(i) Netflix's willingness and operational capability to
---------
electronically report to CTHE (utilizing an electronic reporting system approved by CTHE [CTHE hereby preapproves SuperComm]) point-of-sale information with respect to Rental Pictures on an ongoing basis; and (ii) CTHE's receipt of this Agreement executed by Netflix.

1.      TERM: The term of this Agreement shall be for a period of 5 years
        ----
        commencing on June 1, 2000 and ending on May 31, 2005 (the "Term")
                                                                    ----
        unless earlier terminated pursuant to the terms hereof. Each year of the Term shall be hereinafter referred to as a "Contract Year," with the
                                                    -------------
        first year being referred to as the "First Contract Year," etc.
                                             -------------------

2.      TERRITORY: The territory of the rights granted hereunder shall be and be
        ---------
        limited to the United States and its territories and possessions (the "Territory").
         ---------

3.      RENTAL PICTURES:
        ---------------

        a.      Definition: For purposes of this Agreement, "Rental Picture"
                ----------

        shall be defined as [*] motion picture for which CTHE owns or controls home entertainment distribution rights in the Territory (specifically including "Direct to Video Pictures," as defined below) which CTHE intends to release to consumers in the Territory on a Street Date during the Term for the first time on "DVD". For purposes of this Agreement, "Direct to Video Pictures" shall mean [*]
                    ------------------------

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        [*] motion picture that is initially made available for viewing in the Territory to consumers in videocassette and/or DVD format or premium cable premiere format and which otherwise fits within the description of a Rental Picture. A "DVD" shall mean a digital
                             ---
        versatile disc (or otherwise known as "digital video disc") format and shall include all sub-formats thereof.

4.      RENTAL TERMS: All DVDs ordered by Netflix hereunder shall be included in
        ------------
        Netflix's mail order rental program which makes DVDs available, on a rental or subscription basis, to consumers for home viewing purposes. Consumers can access information regarding Netflix's mail-order program and DVD inventory through Netflix's website at Netflix. In connection with the foregoing, Netflix represents, warrants and agrees as follows:

        a.      Shelf Space Guarantee: All Rental Pictures will be placed in the
                ---------------------
        "New Release" section of Netflix's website [*] for such Rental Picture. The New Release section shall be accessible by tab from Netflix's Home Page. The titles shall remain within the rotation of the line listing and box art for such [*] period.

        b. Under the Netflix rental program the customers pay a monthly flat fee ("Subscription Fee") and may order an unlimited (up to 4 at a time) number of DVD titles during a month-to-month (i.e. February 3rd through March 2nd) period; provided, that all DVDs must be returned to Netflix within such one month period. If Netflix expands the duration of the month-to-month period during the Term, CTHE shall be entitled to terminate this Agreement following 30 days notice thereof to Netflix and CTHE shall have no further obligation to Netflix hereunder. Such termination, if any, shall be CTHE's sole remedy in connection with any such expansion. Notwithstanding the foregoing, in the event of such a termination, Netflix shall remain obligated to CTHE pursuant to the terms and conditions hereof with respect to all DVDs of Rental Pictures ordered by Netflix prior to the date of such termination.

        c. [*]. Any Netflix customer who [*] will, for purposes of this Agreement, be [*] ([*] such customer such [*]), which [*] shall be an amount equal to the [*] below, as calculated pursuant to [*] below, for each [*].

        d.      CTHE Page: Netflix will create and continuously maintain
                ---------
        (subject to CTHE's approval thereof) a "CTHE Page" listing all of CTHE's available titles which CTHE Page shall be accessible directly from Netflix's Home Page.

5.      ORDER REQUIREMENTS. Netflix shall order [*] Rental Picture
        ------------------
        from CTHE (i.e., on an output basis). In connection with each such order, the following shall apply:

        a.      Order Requirements: Netflix agrees to order and CTHE agrees to
                ------------------
        provide (provided Netflix is not in breach hereunder), a specified number of DVDs for such Rental Picture determined as follows:

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          i.  First and Second Contract Years. During the First and Second
              -------------------------------
          Contract Years, Netflix shall order such quantity of DVDs [*] basis.

          ii. Third, Fourth and Fifth Contract Years. During the Third, Fourth
              --------------------------------------
          and Fifth Contract Years, Netflix agrees to order such quantity (which quantity will be sufficient to [*] or DVDs [*].

6.   STREET DATE/ORDERING OF COPIES/DISTRIBUTION OF COPIES: With respect to each
     -----------------------------------------------------
     of the Rental Pictures, CTHE shall specify the date for the first DVD rental by Netflix of such Rental Picture to the general public for home entertainment purposes (the "Street Date"). Netflix shall place its orders
                                  -----------
     with CTHE for each Rental Picture, in accordance with subparagraph 5.a. above ("Initial Order"), not later than [*] prior to the Street Date
             -------------
     for such Rental Picture. Netflix acknowledges and agrees that if Netflix does not place its Initial Order within such [*] period, CTHE can not guarantee timely delivery of such DVDs.

7.   "REVENUE SHARING PROGRAM": [*] Rental Picture hereunder shall be
      -----------------------
     ordered by Netflix and shall be provided by CTHE pursuant to the revenue sharing terms set forth in this Agreement (the "Revenue Sharing Program").
                                                     -----------------------
     The consideration payable by Netflix for the right to participate in the Revenue Sharing Program with respect to any particular Rental Picture shall consist, in whole or in part, of a percentage of the "Rental Revenues" (as defined below) earned by Netflix from the rental of DVDs of such Rental Picture.

8.   "REVENUE SHARING PERIOD": The "Revenue Sharing Period" for each Rental
      ----------------------        ----------------------
     Picture shall be [*]. The Revenue Sharing Period for each applicable Rental Picture shall commence on the Street Date for the applicable Rental Picture. Netflix shall use commercially reasonable efforts to ensure that all DVDs of the Rental Pictures subject to inventory levels and month-to-month cycles) remain available for rental during the entire Revenue Sharing Period applicable to such Rental Picture.

9.   PROGRAM PRICE: In consideration for the rights granted hereunder, for each
     -------------
     DVD of a Rental Picture ordered by Netflix, Netflix shall pay CTHE a "Program Price" as follows:

     a.   [*]; [*] plus
          ---

     b.   Revenue Percentage Payment: A share of Rental Revenue derived from the
          --------------------------
     rental of DVDs ("Revenue Percentage Payment") determined as follows: [*]


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     [*].

          The [*] and the Revenue Percentage Payment shall be hereinafter referred to as the "Program Price."

     c.   Definitions.
          -----------

          i.     A "Rental Transaction" shall mean each and every time DVD is
                    ------------------
          mailed or otherwise delivered to a customer. Netflix shall independently determine and charge its customers whatever Rental Transaction price it determines is in its own best business interests and without agreement with CTHE. CTHE does not suggest any particular Rental Transaction price.

          ii.    "Rental Revenues" shall mean the aggregate of all revenues
                  ---------------
          collected in connection with Rental Transactions occurring during the Revenue Sharing Period, including any [*] and any amounts [*], but specifically excluding [*]. Netflix shall be entitled to [*] from [*]. For purposes of calculating the Rental Revenues, Netflix will [*].

          Netflix shall be solely obligated to pay all taxes, fees or governmental charges required to be paid by Netflix in connection with Netflix's activities undertaken pursuant to this Agreement. Netflix shall pay all such taxes within the applicable time periods.

10.  [*]: Netflix shall [*] ordered hereunder. At such time as Netflix orders
     ---
     DVDs of a particular Rental Picture pursuant to the terms hereof, CTHE shall [*] Notwithstanding the foregoing, Netflix shall discuss each title with CTHE [*].


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.  ADVANCE: For each Rental Picture hereunder [*], Netflix agrees [*].
     -------
     However, Netflix shall not have any obligation [*].

12.  DELIVERY/SHIPPING: CTHE will cause a third party duplicator/distributor to
     -----------------
     undertake direct distribution of all DVDs ordered by Netflix hereunder to [*] distribution centers (which shall be designated in writing by Netflix and which may only be changed upon 30 days prior written notice to CTHE). CTHE shall determine, in its sole discretion, to deliver DVDs either: [*]. Netflix shall be solely responsible for making all DVDs "rental ready." CTHE will use reasonable, good faith efforts to deliver all DVDS ordered by Netflix hereunder to Netflix's distribution centers 7 days prior to the applicable Street Date(s) for such DVDs.

13. PAYMENT: Netflix shall pay: (i) [*] within [*] days following the [*] to Netflix; (ii) [*] within [*] days following the [*] by Netflix; and
     (iii) [*] within [*] days following the [*] and [*] within [*] days following the [*].

14.  MISSING DVDS: In the event that DVDs of a Rental Picture are sold, stolen
     ------------
     or otherwise unaccounted for during the Revenue Sharing Period for the applicable Rental Picture ("Missing DVD"), Netflix shall so inform CTHE and shall pay CTHE a sum equal to [*] ("Missing DVD Fees"). Missing DVD Fees shall be payable to CTHE [*].

15.  REPORTING OBLIGATIONS: Netflix shall report electronically to CTHE, on a
     ---------------------
     weekly basis, complete and accurate daily information regarding the rental of DVDs of the Rental Pictures acquired under this Agreement [*], in such format as may be specified by CTHE from time to time. At CTHE's request, Netflix shall provide CTHE with a copy of all tracking and other to the information obtained by Netflix, insofar as such information relates
     Rental Pictures. Notwithstanding the foregoing, the parties hereby agree to work together during the first 90 days of the Term to set up a mutually acceptable reporting format; provided, however, that in the event of any disagreement,

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     CTHE's decision shall prevail. As of August 31, 2000, the foregoing information shall be provided in a consolidated FTP file.

16.  MARKETING SUPPORT: In lieu of specific marketing support programs and as
     -----------------
     consideration for services to be performed by Netflix hereunder, CTHE agrees that Netflix shall [*], an amount equal to [*]. Netflix shall [*] for the purpose of advertising and promoting [*].

17.  AUDIT:
     -----

     a. Netflix grants CTHE the right, from time to time during the period commencing on the date hereof and concluding on the date which is 12 months after the expiration of the Term, upon not less than 7 business days prior notice, but no more than once in any calendar year, to examine and audit Netflix's records, invoices, books of account, computer or data base information which relate to the rental of DVDs of the Rental Pictures and/or the Revenue Sharing Program for the then immediately preceding 12 month period (including, without limitation, all appropriate information provided to Netflix by customers, but which shall not include names, addresses and/or any individual identifying data of such customers). All such audits shall be conducted by an independent, qualified auditor of CTHE's choice. All such audits shall be at CTHE's sole cost and expense; provided however, that in the event such audit shall disclose an error or errors which in the aggregate equal or exceed 5% of the amounts owed to CTHE hereunder for the period being audited, Netflix shall promptly reimburse CTHE for all outside costs and expenses actually incurred in connection with such audit. CTHE may make copies of or make excerpts from only such part of Netflix's records, invoices, books of account, computer or data base information which relate to matters and time frames subject to examination as herein provided. Such examination shall be at such place where the relevant information is maintained and during reasonable business hours and in such manner so as not to interfere with Netflix's normal business activities. Such examination shall continue for such time as is reasonably necessary (but in any event not more the 30 consecutive days, provided that CTHE has been provided with the requisite access and information) for CTHE to complete the examination. Such right to examine hereunder is limited to the financial matters in connection with DVDs of Rental Pictures and/or the Revenue Sharing Program (collectively, "CTHE Product") and under no circumstances shall CTHE have the right to examine records relating to Netflix's business generally or with respect to other projects not related to CTHE Product, for purposes of comparison or otherwise; provided, however, that where any original income or expense document with third parties relates to CTHE Product and videocassettes or DVDs of a third party's titles, CTHE shall have the right to examine such document; provided, further that any information contained therein which does not relate to CTHE Product shall be redacted therefrom. Any amounts determined to be due and owing to CTHE following an audit


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        shall be paid to CTHE [*].


 b. Netflix grants CTHE the right to conduct, or to engage an auditor to conduct, upon 48 hours notice, on location audits for purposes of "spot-checking" transaction information relating to the CTHE Product; provided; that CTHE shall not conduct such audits more than [*] at any one warehouse or geographical location and shall not interfere with the on-going business such that CTHE's activity would require Netflix to shut down its operations at such location.

18.     NOTICE: Any notice or communications provided for hereunder must be in
        ------
        writing and delivered either personally, by messenger, overnight courier, registered mail, postage prepaid, or facsimile upon proper confirmation of receipt to the following addresses (or to such other address as specified by like notice):

                For Netflix:
                  Netflix, Inc.
                  970 University Avenue
                  Suite 100
                  Los Gatos, CA 95032-7606
                  Attention:  Ted Sarandos, Vice President, Content Acquisition


                For CTHE:
                  Columbia TriStar Home Entertainment, Inc.
                  10202 West Washington Boulevard, 8th Floor
                  Culver City, CA 90232
                  Attention:  Robin Russell, Senior Executive Vice President
                  Facsimile: (310) 244-1289


19.     REPRESENTATIONS AND WARRANTIES:
        ------------------------------


        a. CTHE warrants and represents that it is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware and has the full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement.


        b. Netflix warrants and represents that it is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware and has the full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement.

20.     INDEMNIFICATION:
        ---------------

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a. Netflix agrees to indemnify and hold CTHE, its parent, subsidiary and affiliated companies (including any future parent entity) and their respective officers, agents, directors and employees, harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys fees) arising out of the breach by Netflix of any warranty, representation or other term or provision of this Agreement. CTHE shall promptly notify Netflix in writing of any third party claim or litigation to which this indemnification applies, and Netflix shall assume the defense of any such claim or litigation (and CTHE shall have the right to engage separate counsel of its choice and participate in the defense, negotiation and settlement of such action or proceeding, but shall bear the fees and expenses of such separate counsel retained by CTHE and CTHE shall cooperate with Netflix in the defense of such claim at no cost or charge to Netflix, other than for performing such acts as Netflix shall request). If, for any reason, Netflix shall fail to appoint counsel on a timely basis or otherwise fails timely to confirm its assumption of the defense of any applicable claim, CTHE may engage its own counsel and the reasonable costs and expenses made in connection therewith shall be paid by Netflix. Netflix shall have the right to approve or disapprove the settlement or disposition of any such claim or litigation proposed by CTHE, which right shall expire 20 business days following Netflix's receipt of written notice with respect thereto. Netflix shall not have the right to enter into any settlement or compromise unless, in connection therewith, it shall obtain from the claimants a full release of all related claims against CTHE.

b. CTHE shall indemnify and hold Netflix, its subsidiary and affiliated companies and their respective officers, agents, directors and employees, harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys fees) arising out of the breach by CTHE of any warranty, representation or other term or provision of this Agreement Netflix shall promptly notify CTHE in writing of any third party claim or litigation to which this indemnification applies, and CTHE shall assume the defense of any such claim or litigation (and Netflix shall have the right to engage separate counsel of its choice and participate in the defense, negotiation and settlement of such action or proceeding but shall bear the fees and expenses of such separate counsel retained by Netflix and Netflix shall cooperate with CTHE in the defense of such claim at no cost or charge to CTHE, other than for performing such acts as CTHE shall request). If, for any reason, CTHE shall fail to appoint counsel on a timely basis or otherwise fails timely to confirm its assumption of the defense of any applicable claim, Netflix may engage its own counsel and the reasonable costs and expenses made in connection therewith shall be paid by CTHE. CTHE shall have the right to approve or disapprove the settlement or disposition of any such claim or litigation proposed by Netflix, which right shall expire 20 business days following CTHE's receipt of written notice with respect thereto. CTHE shall not have the right to enter into any settlement or compromise unless, in connection therewith, it shall obtain from the claimants a full release of all related claims against Netflix.


c. Notwithstanding the provisions of Paragraph 20. hereof, Netflix hereby indemnifies, defends and holds harmless CTHE and its successors, permitted assigns, employees, officers and directors from and against any and all claims (and any liability, loss, damage, cost and expense, including, without limitation, reasonable outside attorneys' fees arising out of such claims) brought by shareholders or potential shareholders of Netflix arising out of any reference to this Agreement or the terms hereof; Sony Pictures Entertainment, CTHE or any affiliated entity in any of Netflix's disclosure documents.

21.  CONFIDENTIALITY: Other than as may be required (i) by applicable law,
     ---------------
     governmental order or regulation or securities laws or by order or decree of any court of competent jurisdiction, (ii) as part of its normal reporting requirements or review procedures to its parent company, auditors, attorneys or other advisors, (iii) in connection with a possible sale, merger or other consolidation transaction involving it or its parent company or (iv) in the case of CTHE, as may be disclosed to third party "profit" participants in connection with the Rental Pictures: neither party hereto (nor any agent acting on behalf of any party hereto) shall divulge or disclose to any third party any of the material terms and conditions of this Agreement (including, without limitation, the existence of this Agreement or any reference to Sony Pictures Entertainment, CTHE, or any affiliated entity), or any non-public information concerning the business or operations of a party (including information concerning Netflix obtained pursuant to Section 17 hereof) without the prior written consent of the other party hereto. In the event that disclosure is required pursuant to clause (i) above, the party so making disclosure shall so notify the other party (if possible, prior to making such disclosure and in any event as promptly as practical) and shall use its commercially reasonable efforts to seek confidential treatment of such information. The initial press release regarding the parties entering into this Agreement (if any) shall require the mutual written approval of both parties. Notwithstanding anything to the contrary contained herein, CTHE hereby acknowledges and agrees that Netflix may be required to share financial and other reporting information with respect to the Rental Pictures with the owner/operator of Netflix's computer program system and certain data information services in order to allow such owner/operator and/or such data information service to monitor, update and approve their program and/or service. In the event Netflix is required to share such information, Netflix shall so inform CTHE and shall, at CTHE's request, obtain a confidentially agreement, in a form approved by CTHE, signed on behalf of such owner/operator and/or data information service. Without limiting the generality of its obligations this Paragraph, Netflix agrees that it will not share with any third party any financial or other reporting information with respect to the Rental Pictures which is kept, maintained or compiled as part of the Revenue Sharing Program, except as set forth in this Paragraph 21.

22.  ASSIGNMENT/CHANGE OF CONTROL:
     ----------------------------

     a.  Assignment: CTHE shall be free to assign this Agreement and its rights
         ----------
     hereunder, and to delegate its duties at any time and from time to time, in whole or in part, to any person or entity; provided, however, that CTHE shall be released from its obligations under this Agreement only if such assignment is (i) to a person or entity into which CTHE merges or is consolidated or (ii) to a person or entity which acquires all or substantially all of CTHE's business and assets or (iii) to a person or entity which is controlled by, under common control with, or controls CTHE or (iv) with Netflix's prior written consent. Netflix shall not assign this Agreement nor its rights hereunder, nor delegate its duties under this Agreement in whole or in part, without CTHE's prior written consent (not to be unreasonably withheld); provided, however, that an assignment pursuant to or resulting from a sale, exchange or transfer of all or substantially all of Netflix's business and assets to any person or persons or any other form of business combination, including, without limitation, a reorganization, merger, consolidation or a sale to the public, shall not require such consent so long as such assignment is not to a Competing Major Studio, such party is a financially responsible party capable of performing all of Netflix's obligations under this Agreement, such party orders DVD's hereunder solely for the purpose of a rental-by-mail business and which such party assumes in writing all of Netflix's rights and obligations hereunder. In the event that Netflix or CTHE assigns its rights or interest in or to this Agreement pursuant to the terms hereof, in whole or in part, the assigning party will nevertheless continue to remain fully and primarily responsible and liable to the other party for prompt, full, complete and faithful performance of all terms and conditions of this Agreement. For purposes of this Agreement, a "Competing Major Studio" shall mean Universal Studios, Inc., Warner Bros., a division of Time Warner Entertainment Company, L.P., MGM, Twentieth Century Fox Film Corporation, The Walt Disney Company, or Paramount Pictures Corporation, Inc., or any division of any of the foregoing, or any entity which controls, is controlled by or is under common control with any of the foregoing.

     b.   Change of Control: For purposes of subparagraph 20.a. hereof, a
          -----------------
     "change-of-control" of Netflix shall be deemed to be an assignment and shall be subject to the provisions of subparagraph 23.a. For purposes of this Agreement, a "change-of-control" of Netflix shall be deemed to have occurred, if, following the applicable transaction: a Competing Major Studio acquires 25% or more of the equity interests in Netflix.

23.  REMEDIES:  Subject to Paragraph 4.b. hereof, in addition to any and all
     --------
     other rights and remedies available to it at law or in equity, a non-defaulting party shall have the right to terminate this Agreement for any material breach by a defaulting party (a "Material Breach") and/or in the
                                               ---------------
     event of bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or any such similar proceeding on the part of either party, or appointment of a receiver (or similar proceeding) for any of such party's property (each, an "Insolvency Event"). Notwithstanding the
                                 ----------------
     foregoing, in the event of a Material Breach, the non-defaulting party shall notify the defaulting party of such Material Breach in writing and the defaulting party shall have 30 days to cure such Material Breach; provided, that in the event of Netflix's failure to timely report to CTHE pursuant to Paragraph 15 hereof or to pay (CTHE sums due under this Agreement, Netflix shall have 14 days to cure such Material Breach. The non-defaulting party shall have the right to terminate this Agreement for any such Material Breach that shall remain uncured for 30 (or, if applicable, 14) days following such notice and/or for any Insolvency Event; provided, that in the event that such Material Breach (other than nonpayment) is of a nature that reasonably requires more than 30 (or, if applicable, 14) days to cure, and the defaulting party is diligently in the process of such cure, the non-defaulting party will not terminate this Agreement unless the cure cannot be accomplished, or otherwise is not accomplished, in 60 days.

24.  GOVERNING LAW/ALTERNATIVE DISPUTE RESOLUTION:
     --------------------------------------------

     a.  Governing Law. THE INTERNAL SUBSTANTIVE LAWS (AS DISTINGUISHED FROM THE
         -------------
     CHOICE OF LAW RULES) OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN CALIFORNIA SHALL GOVERN (i) THE VALIDITY AND


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     INTERPRETATION OF THIS AGREEMENT, (ii) THE PERFORMANCE BY THE PARTIES OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND (iii) ALL OTHER CAUSES OF ACTION (WHETHER SOUNDING IN CONTRACT OR IN TORT) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT.

     b.  Legal Proceedings. The parties hereto agree that any dispute or
         -----------------
     controversy relating to any of the matters referred to in clauses (i), (ii) and/or (iii) of subparagraph 25.a., above, shall be decided by a Rent-A-Judge, manually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Los Angeles Superior Court) appointed in accordance with California Code of Civil Procedure Section 638, sitting without a jury, in Los Angeles County, California, and the parties hereby submit to the jurisdiction of such court. All such proceedings shall be closed to the public and confidential and all records thereto shall be permanently sealed.


25   MISCELLANEOUS:
     -------------

     a. Nothing contained herein shall be deemed to create a relationship of partnership, joint venture, agency, fiduciary or employment between the parties.

     b. This Agreement sets forth the entire understanding of the parties regarding the subject matter hereof and supersedes all prior oral or written agreements between them.

     c. No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar.

     d. This Agreement may not be changed, modified, amended or supplemented, except in a writing signed by both parties.

     e. Paragraph headings are inserted herein for convenience only and do not constitute a part of this Agreement.

     f. Netflix and CTHE shall execute, acknowledge and deliver any and all further documents that are necessary, expedient or proper to implement, administer and effectuate the purpose and intent of this Agreement.

     g. If any term or provision of this Agreement shall be found to be void or contrary to law, such term or provision shall, but only to the extent necessary to bring this Agreement within the requirements of law, be deemed to be severable from the other terms and provisions of this Agreement, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein.

     Please confirm your agreement with the foregoing by signing below, and return both copies to the undersigned, after which we will return a fully executed copy to you.

                                Very truly yours,


                                COLUMBIA TRISTAR HOME ENTERTAINMENT, INC.

                                By: /s/ Robin Russell
                                    --------------------------------------
                                Title: ROBIN RUSSELL
                                       -----------------------------------
                                       Senior Executive Vice President
                                       Columbia TriStar Home Entertainment

AGREED TO AND ACCEPTED THIS 4 DAY OF March, 2002.
                            -        -----

NETFLIX

By: /s/ Ted Sarandos
    ------------------------------
Title: VP Content Acquisition
       ---------------------------

                                   Schedule A

Revenue Per Rental Picture Calculation

Scenario I - [*]

[*]  (1)

[*]  Week Cash Flow:
                                         Calculation 1: [*]   Calculation 2: [*]
                                         ------------------   ------------------
                                                [*]                  [*]

Monthly Customer Fee

Month NetFlix Fee from Customers
[*]

Net Monthly Fee from Customers(2)

Transaction Assumptions
[*]

Monthly Rental Revenue [*]

Total Revenue Share Copies
[*] (3)

Total Program Price Per Copy
[*] (4)

Total [*] Week CTHE Revenue (5)

Footnotes:
---------
(1)  [*]
(2)  [*]
(3)  [*]
(4)  [*]
(5)  [*]


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Schedule A

Revenue Per Rental Picture Calculation

Scenario II - [*]

[*]  (1)

[*]  Week Cash Flow:
                                         Calculation 1: [*]   Calculation 2: [*]
                                         ------------------   ------------------
                                                [*]                  [*]

Monthly Customer Fee

Month NetFlix Fee from Customers
[*]

Net Monthly Fee from Customers(2)

Transaction Assumptions
[*]

Monthly Rental Revenue [*]

Total Revenue Share Copies
[*] (3)

Total Program Price Per Copy
[*] (4)

Total [*] Week CTHE Revenue (5)

Footnotes:
---------
(1)  [*]
(2)  [*]
(3)  [*]
(4)  [*]
(5)  [*]


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Schedule A

Revenue Per Rental Picture Calculation

Scenario III - [*]

[*]  (1)

[*]  Week Cash Flow:
                                         Calculation 1: [*]   Calculation 2: [*]
                                         ------------------   ------------------
                                                [*]                  [*]


Monthly Customer Fee

Month NetFlix Fee from Customers
[*]

Net Monthly Fee from Customers(2)

Transaction Assumptions
[*]

Monthly Rental Revenue [*]

Total Revenue Share Copies
[*]  (3)

Total Program Price Per Copy
[*]  (4)

Total [*] Week CTHE Revenue(5)

Footnotes:
---------
(1)  [*]
(2)  [*]
(3)  [*]
(4)  [*]
(5)  [*]


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT A

                                DVD EVENT TITLES
                                ----------------

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.